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                                                                 Exhibit 24.1


                     SELLING STOCKHOLDER'S POWER OF ATTORNEY

                                  74,266 Shares

                           DURASWITCH INDUSTRIES, INC.

                                  Common Stock

                               ($0.001 Par Value)


         This Power of Attorney is executed in connection with a proposed underwritten public offering of shares of the Common Stock, $0.001 par value (the "Common Stock"), of DuraSwitch Industries, Inc., a Nevada corporation (the "Company"). The proposed underwritten public offering will be effected pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the undersigned Blackwater Capital Partners, L.P. (the "Selling Stockholder"), and Cruttenden Roth Incorporated, as the underwriter (the "Underwriter"). Unless otherwise defined herein or except as the context may otherwise require, capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

         The proposed offering includes 2,000,000 shares of Common Stock to be sold by the Company (the "Offered Shares"). In addition, the Company and Selling Stockholder have granted the Underwriter an option to acquire up to an aggregate of 300,000 additional shares of the Common Stock (the "Optional Shares") to cover over-allotments, if any, in connection with the sale of the Offered Shares. The undersigned proposes to sell such number of shares of Common Stock as part of the Optional Shares, as set forth next to the signature of the undersigned at the end of this Power of Attorney. The Optional Shares to be sold by the undersigned in accordance with the terms of the Underwriting Agreement are hereinafter collectively referred to as the "Undersigned's Shares."

         1. The undersigned hereby irrevocably constitutes and appoints R. Terren Dunlap and Robert J. Brilon, or any of them, as the undersigned's true and lawful attorneys-in-fact (hereinafter, the "Attorneys"), with full power to act in the name and on behalf of the undersigned:

                  A. To negotiate and reach an agreement with the Underwriter upon the price at which the Undersigned's Shares shall be sold to the Underwriter and to the public.

                  B. To negotiate, execute and deliver the Underwriting Agreement, with full power to insert the price at which the Undersigned's Shares shall be sold to the Underwriter and to carry out and comply with all the provisions of the Underwriting Agreement. Such Underwriting Agreement shall, with respect to obligations of the Selling Stockholders, be substantially in the form attached hereto as Exhibit A, with such changes, additions and amendments, including the insertion of dates and purchase price, as the Attorneys in their sole discretion shall deem advisable.



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                  C. To exercise any power conferred upon, and to take any
         action authorized to be taken by, the Selling Stockholder under the Underwriting Agreement in the sole and absolute discretion of the Attorneys.

                  D. To receive, in the name of the undersigned, from _______________ (the "Custodian"), any checks (or other funds) payable to the undersigned representing the balance of the proceeds, after deduction of the underwriting discounts and commissions and expenses, as provided in the Underwriting Agreement, from the sale of the Undersigned's Shares, and to issue receipts therefor.

                  E. To receive from the Company or the undersigned the certificates for the Undersigned's Shares; to deliver or cause to be delivered to the Custodian the certificates for the Undersigned's Shares; to endorse or execute stock powers, assignments or other documents necessary or expedient in order that the Undersigned's Shares may be sold, assigned and transferred to the Underwriter and to deposit or cause to be deposited with the Custodian certificates representing the Undersigned's Shares; to instruct the Custodian with respect to the delivery and surrender of the certificates for the Undersigned's Shares; to negotiate, execute and deliver such further agreements with the Custodian as the Attorneys may deem proper; to cause the Company's transfer agent to issue and register a certificate or certificates representing the Undersigned's Shares in accordance with the directions of the Underwriter, and to permit inspection and packaging of such certificates by the Underwriter.

                  F. To sell and deliver to the Underwriter the Undersigned's Shares in accordance with the Underwriting Agreement, and to deliver or cause to be delivered by the Custodian certificates representing the Undersigned's Shares to the Underwriter at the closing to be held on the Closing Date and, if applicable, at the closing to be held on the Option Closing Date, each as established in accordance with the Underwriting Agreement, against receipt by the Custodian, on behalf of the undersigned, of the check(s)(or other funds) for the purchase price of the Undersigned's Shares; and to ask, demand, sue for, levy, recover and receive payment for and acknowledge receipt of, on behalf and for the account of the undersigned, of the purchase price payable by the Underwriter for the Undersigned's Shares.

                  G. To approve, in the sole discretion of the Attorneys, the actual fees and expenses allocable to the undersigned under Section 6 of the Underwriting Agreement, and to authorize the Custodian (i) to disburse from the balance of the proceeds full payment of such approved fees and expenses and thereafter (ii) to disburse the remaining balance of the proceeds to the undersigned.

                  H. To take all necessary action with respect to the Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), covering the

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         offering and sale of the Shares and all amendments thereto, and to execute all such documents, letters and consents as may be necessary or desirable in connection therewith including, without limiting the generality of the foregoing, requests that the effectiveness of said registration statement be accelerated.

                  I. To employ such legal counsel to act for the undersigned as the Attorneys in their sole discretion deem appropriate, such counsel being hereby authorized to rely upon the statements and representations contained herein in connection with the offering and sale of the Undersigned's Shares.

                  J. To make any assurances, communications and reports for and on behalf of the undersigned to the Underwriter, or to various state authorities, which may be requisite or proper to facilitate the sale or resale of the Undersigned's Shares or to effect the registration or qualification of the Undersigned's Shares under state securities or Blue Sky laws or regulations.

                  K. Otherwise to do all things, including effecting amendments to the Custody Agreement with the Custodian, and to execute and deliver all documents which may be deemed necessary or advisable by the Attorneys, and generally to act for and in the name of the undersigned, with respect to the sale of the Undersigned's Shares to the Underwriter and the resale of the Undersigned's Shares by the Underwriter, as fully as could the undersigned if then personally present and acting.

         The Attorneys each are hereby empowered to determine in their sole discretion the time or times when, and the purposes for and the manner in which, any power herein conferred upon him shall be exercised and the terms and condition of any instrument or document which may be executed by either of them pursuant hereto, and it is understood that the Attorneys may in their sole and absolute discretion determine that such action is in the best interest of the undersigned.

         It is understood that the Attorneys shall serve entirely without compensation, but will be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by them hereunder.

         2. The Attorneys shall not be liable for any action taken pursuant to this Power of Attorney, or failure to act hereunder, or for any other reason except for gross negligence or willful misconduct. The undersigned agrees to indemnify and hold the Attorneys harmless against all losses, suits, damages, attorneys' fees, expenses or liabilities, which they may incur or sustain, directly or indirectly, in connection with this Power of Attorney or any claim or court action relating thereto and will pay such items upon demand.

         3. This Power of Attorney and all authority hereby conferred is granted and conferred with the understanding that the Undersigned's Shares are rendered hereby subject to the interests of the Company and the Underwriter for the purpose of completing such sales and other transactions contemplated by the Underwriting Agreement and this Power of Attorney; the powers

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and authority hereby granted shall be irrevocable and shall not terminate by any act of the undersigned, or by operation of law, or by the death, disability, incompetency or incapacity of the undersigned, or by the occurrence of any other event other than as expressly set forth herein. If, after the execution hereof, the undersigned shall die or if any other such event shall occur, before the completion of the sale of the Undersigned's Shares and the other transactions contemplated by the Underwriting Agreement and this Power of Attorney, the Attorneys each are nevertheless authorized and directed to complete such sales and other transactions as if such death or other event had not occurred and regardless of notice thereof. This Power of Attorney shall be binding upon the heirs, executors, successors and assigns of the undersigned.

         4. Notwithstanding any of the foregoing provisions, if all of the transactions contemplated by the Underwriting Agreement and this Power of Attorney are not completed prior to October 31, 1999, then from and after such date, the undersigned shall have the power upon written notice delivered to the Attorneys in care of Stephen W. Fillet, Principal, Cruttenden Roth Incorporated, to terminate this Power of Attorney, and in any event this Power of Attorney shall automatically terminate if the Underwriting Agreement shall be terminated prior to October 31, 1999. Any such termination of this Power of Attorney shall be subject, however, to all lawful actions done or performed pursuant hereto prior to the receipt of actual notice or such automatic termination.

         5. The undersigned hereby represents and warrants to, and agrees with, the Attorneys, and authorizes the Attorneys to warrant and represent to counsel for the Company and counsel to the Underwriter, that:

                  A. The undersigned is familiar with the Registration Statement on Form SB-2, as amended (the "Registration Statement") containing the Company's Preliminary Prospectus dated _____________, 1999 (the "Preliminary Prospectus"). The undersigned verifies that the information set forth in all thereof respecting the undersigned is true and complete.

                  B. All representations, warranties and agreements of the undersigned set forth in Section 3(a) of the Underwriting Agreement are, and will be at the effective date of the Registration Statement and at the closing to be held on the Closing Date and, if applicable, the closing to be held on the Option Closing Date, true and correct and will, as provided in the Underwriting Agreement, survive the termination of the Underwriting Agreement and the delivery of and payment for the Undersigned's Shares.

                  C. The undersigned is not affiliated with or associated with any member of the National Association of Securities Dealers, Inc. The undersigned has not entered into any financial consulting agreement or any arrangement contemplating the payment of advisory or finder's fees that would result in additional compensation to the Underwriter. The undersigned has not sold (i) any warrants, options or other securities of the Company to

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         any Underwriter during the last 12 months or (ii) any securities of the
         Company in a private placement transaction during the last 18 months.

                  D. The undersigned has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Undersigned's Shares pursuant to the distribution contemplated by the Underwriting Agreement; and the undersigned has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Undersigned's Shares.

                  E. After the date hereof and prior to 180 days after the later of the Closing Date or the latest Option Closing Date, the undersigned will not, directly or indirectly, sell, offer to sell, or otherwise dispose of any equity securities of the Company or any securities convertible into or exchangeable for such equity securities without the prior written consent of Cruttenden Roth Incorporated, except for the sale of the Undersigned's Shares pursuant to the Underwriting Agreement. A statement to such effect may be included in the Registration Statement and any prospectus relating to the sale of the Shares.

         6. Until payment of the purchase price for the shares to be sold by the undersigned to the Underwriter has been made by the Custodian pursuant to the Custody Agreement by or for the account of the Underwriter, the undersigned shall remain the owner of such shares and shall have the right to vote such shares and all other shares, if any, represented by the certificates deposited and to receive all dividends and distribution thereon.

         7. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery or mailing if delivered or mailed by first class mail, postage prepaid and addressed: if to the undersigned, at the undersigned's address of record as a holder of Common Stock of the Company or such other address as the undersigned shall designate by notice hereunder; and if to the Attorneys, at the Company's address of record.

         8. Upon the execution and delivery of the Underwriting Agreement on behalf of the undersigned by the Attorneys, the undersigned agrees to be bound by and to perform each and every covenant and agreement therein of the undersigned as a Selling Stockholder (including, without limitation, the indemnity and contribution agreements). The undersigned will immediately notify the Attorneys of the occurrence of any event which shall cause the representations, warranties, covenants and agreements of the undersigned set forth herein or in the Underwriting Agreement not to be true and correct and in full force and effect at the effective date of the Registration Statement or at the closing to be held on the Closing Date and, if applicable, the closing to be held on the Option Closing Date.


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         9. This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of Arizona.

         The undersigned has executed this Power of Attorney this ____ day of __________, 1999.

Number of Offered
         Shares to be sold . . . . . . . . -0-

Maximum number of
         Optional Shares to be sold. . . . 74,266

Maximum total number
         of Shares to be sold. . . . . . . 74,266

Witnesses:                      BLACKWATER CAPITAL PARTNERS, L.P.


____________________________    By:______________________________
                                         Steven R. Green
____________________________             Managing Director
(Print Name)
                                (Please sign exactly as your name appears on the
                                (s) representing the shares to be sold under the
____________________________     Underwriting Agreement)

____________________________
(Print Name)


SUBSCRIBED AND SWORN TO
before me this ____ day
of ____________, 1999


____________________________
Notary Public

My Commission Expires:

____________________




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